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                                                             EXHIBIT 99.CODE ETH

                         KALMAR POOLED INVESTMENT TRUST

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                               FINANCIAL OFFICERS

I.   COVERED OFFICERS/PURPOSE OF THE CODE

          This Kalmar Pooled Investment Trust code of ethics (the "Code") for the investment company ( "Fund" ) applies to the Fund's Chief Executive Officer and Chief Financial Officer (the "Covered Officers" each of whom are set forth in Exhibit A) for the purpose of promoting:

          - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

          - full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

          - compliance with applicable laws and governmental rules and regulations;

          - the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

          -    accountability for adherence to the Code.

          Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

          OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

          Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The Fund's and the investment

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adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

          Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Fund's Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

          Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

                                     * * * *

          Each Covered Officer must:

          - not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund.

          - not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; and

          - not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

          There are some conflict of interest situations that should be approved by the Fund's legal counsel, if material. Examples of these include:

          - service as a director on the board of any public or private company;

          -    receipt of any gifts in excess of $200.00;


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          -    the receipt of any entertainment from any company with which the
               Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

          - any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

          - a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III. DISCLOSURE AND COMPLIANCE

          - Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Fund;

          - each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's Trustees and auditor, and to governmental regulators and self-regulatory organizations;

          - each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Fund and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund file with, or submit to, the SEC and in other public communications made by the Fund; and

          - it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.  REPORTING AND ACCOUNTABILITY

          Each Covered Officer must:

          - upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;

          - annually affirm to the Board that he has complied with the requirements of the Code and report on the Covered Officer's affiliations and relationships;


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          -    not retaliate against any other Covered Officer or any employee of the Fund or their affiliated persons for reports of potential violations that are made in good faith; and

          - notify the Fund's legal counsel promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

          The Fund's legal counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by a Covered Officer will be considered by the Independent Trustees on the Board.

          The Fund will follow these procedures in investigating and enforcing this Code:

          - the Fund's legal counsel will take all appropriate action to investigate any potential violations reported to such counsel;

          - if, after such investigation, the Fund's legal counsel believes that no violation has occurred, such counsel is not required to take any further action;

          - any matter that the Fund's legal counsel believes is a violation will be reported to the Designated Independent Trustee;

          - if the Designated Independent Trustee concurs that a violation has occurred, he will inform the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer;

          - the Board will be responsible for granting waivers, as appropriate; and

          - any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.   OTHER POLICIES AND PROCEDURES

          This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund's adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund's and their investment adviser's codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser's more detailed policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.


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VI.  AMENDMENTS

          Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII. CONFIDENTIALITY

          All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board, its counsel and the adviser.

VIII. INTERNAL USE

          The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

Date: August 12, 2003


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                                    EXHIBIT A

Ford B. Draper, Jr.   President and Principal Accounting Officer

Verna Knowles         Treasurer and Chief Financial Officer

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                         KALMAR POOLED INVESTMENT TRUST
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                               FINANCIAL OFFICERS

                                 INITIAL REPORT

1. I hereby acknowledge receipt of a copy of the Code of Ethics for Principal Executive and Financial Officers.

2. I have read and understand the Code of Ethics for Principal Executive and Financial Officers and recognize that I am subject thereto in the capacity of a "Covered Officer."


Date: ______________                    Signature:
                                                   -----------------------------
                                        Print Name:
                                                    ----------------------------


Date: ______________                    Signature:
                                                   -----------------------------
                                        Print Name:
                                                    ----------------------------

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                         KALMAR POOLED INVESTMENT TRUST
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                               FINANCIAL OFFICERS

                                  ANNUAL REPORT

                             DATED _________________

1. I have read and understand the Code of Ethics for Principal Executive and Financial Officers and recognize that I am subject thereto in the capacity of a "Covered Officer."

2. I hereby certify that, during the year, I have complied with the requirements of the Code of Ethics for Principal Executive and Financial Officers and I have reported all affiliations or other relationships related to conflicts of interest required to be reported pursuant to this Code.


Date: ______________                    Signature:
                                                   -----------------------------
                                        Print Name:
                                                    ----------------------------


Date: ______________                    Signature:
                                                   -----------------------------
                                        Print Name:
                                                    ----------------------------